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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES

        ENTITY                                          STATE OF INCORPORATION
        ------                                          ----------------------

1.      Horizons Satellite, LLC (50% with JSAT          Delaware
        International, Inc.)
2.      NET/36, Inc.                                    Delaware
3.      PanAmSat Africa (Proprietary) Limited           South Africa
4.      PanAmSat Asia (Hong Kong) Limited               Hong Kong
5.      PanAmSat Asia Carrier Services, Inc.            Delaware
6.      PanAmSat Asia Pty. Ltd.                         Australia
7.      PanAmSat de Brasil                              Brazil
8.      PanAmSat Capital Corporation                    Delaware
9.      PanAmSat Carrier Services, Inc.                 Delaware
10.     PanAmSat Communications Carrier Services, Inc.  California
11.     PanAmSat Communications Japan, Inc.             California
12.     PanAmSat Communications Services, Inc.          California
13.     PanAmSat Europe Limited                         United Kingdom
14.     PanAmSat FSC, Incorporated                      Barbados
15.     PanAmSat India, Inc.                            Delaware
16.     PanAmSat India Marketing, L.L.C.                Delaware
17.     PanAmSat India Private Limited                  India
18.     PanAmSat International Holdings, LLC            Delaware
19.     PanAmSat International Limited                  Bermuda
20.     PanAmSat International Sales, Inc.              Delaware
21.     PanAmSat International Systems Limited          Cayman Islands
22.     PanAmSat International Systems, LLC             Delaware
23.     PanAmSat Korea Limited                          South Korea
24.     PanAmSat Licensee Corp.                         Delaware
25.     PanAmSat International Employment, Inc.         Delaware
26.     PanAmSat International Systems Marketing, LLC   Delaware
27.     PanAmSat Marketing Corporation                  Delaware
28.     PAS International LLC                           Delaware
29.     Service and Equipment Corporation               Delaware
30.     Southern Satellite Corp                         Connecticut
31.     Southern Satellite Licensee Corporation         Delaware
32.     USHI, LLC                                       Delaware